EXHIBIT 23B

                 Consent of KPMG Peat Marwick

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KPMG PEAT MARWICK LLP
1600 Market Street
Philadelphia, PA 19103-7212


Consent of Certified Public Accountants




Re: Registration Statement on Form S-8


We consent to the incorporation by reference in the above listed registration statement of Harleysville National Corporation (the Company) of our report dated January 31, 1995 related to the consolidated balance sheets of Harleysville National Corporation and its subsidiaries as of December 31, 1994 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the two-year period then ended, which report appears in the December 31, 1995 Form 10-K of Harleysville National Corporation. Our report contains an explanatory paragraph which discusses that the Company changed its method of accounting for investments in 1994 and income taxes in 1993.


/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP



December 10, 1996
Philadelphia, Pennsylvania